Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report of Allogene Therapeutics, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Chang, M.D., Ph.D., President and Chief Executive Officer of the Company, and I, Eric Schmidt, Ph.D., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 2, 2023	/s/ David Chang
David Chang, M.D., Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

Date: August 2, 2023	/s/ Eric Schmidt
Eric Schmidt, Ph.D.
Chief Financial Officer
(Principal Financial and Accounting Officer)
This certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.